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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                              SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                                EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12


                               IN FOCUS SYSTEMS, INC.
               (Exact Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
          1) Title of each class of securities to which transaction applies:
          2) Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
             determined):
          4) Proposed maximum aggregate value of transaction:
          5) Total fee paid:
[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1) Amount Previously Paid:
          2) Form, Schedule or Registration Statement No.:
          3) Filing Party:
          4) Date Filed:

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

                              IN FOCUS SYSTEMS, INC.
                             27700B S.W. PARKWAY AVENUE
                             WILSONVILLE, OREGON 97070

                                                                  March 9, 1998
Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Wednesday, April 22, 1998, at 1:00 p.m., Pacific Daylight Savings Time, at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon 97214. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key management of your Company and its directors, and to answer any questions you may have.

The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Shareholders describing the Company's operations for the year ended December 31, 1997 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials.
If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

                              Very truly yours,

                              IN FOCUS SYSTEMS, INC.



                              JOHN V. HARKER
                              CHAIRMAN OF THE BOARD, PRESIDENT
                              AND CHIEF EXECUTIVE OFFICER

                               IN FOCUS SYSTEMS, INC.
                             27700B S.W. PARKWAY AVENUE
                             WILSONVILLE, OREGON 97070

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON APRIL 22, 1998

To the Shareholders of In Focus Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IN FOCUS SYSTEMS, INC. (the Company), an Oregon corporation, will be held at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon 97214, on Wednesday, April 22, 1998, at 1:00 p.m., Pacific Daylight Savings Time. The purposes of the Annual Meeting will be:

          1.   To elect the Board of Directors to serve until the next
               Annual Meeting of Shareholders (Proposal No. 1);
          2. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 1998 (Proposal No. 2);
          3. To approve the In Focus Systems, Inc. 1998 Stock Incentive Plan (Proposal No. 3);
          4. To approve an amendment to Article III of the Company's 1990 Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 30 million to 50 million shares (Proposal No. 4); and
          5. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 27, 1998, as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

All shareholders are cordially invited to attend the Annual Meeting. A review of the Company's operations for the year ended December 31, 1997 will be presented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                              By Order of the Board of Directors,


                              MICHAEL D. YONKER
                              VICE PRESIDENT, INFORMATION SERVICES,
                              CHIEF FINANCIAL OFFICER AND SECRETARY
Wilsonville, Oregon
March 9, 1998

                               IN FOCUS SYSTEMS, INC.
                             27700B S.W. PARKWAY AVENUE
                             WILSONVILLE, OREGON 97070
                              _______________________

                                  PROXY STATEMENT
                           ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON APRIL 22, 1998
                               ______________________

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of In Focus Systems, Inc., an Oregon corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon 97214, on Wednesday, April 22, 1998, at 1:00 p.m. Pacific Daylight Savings Time and any adjournment thereof. The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders, by officers or regular employees of the Company. All expenses of the Company associated with this solicitation will be borne by the Company.

The two persons named as proxies on the enclosed proxy card, John V. Harker and Michael D. Yonker, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for directors proposed by the Board of Directors, FOR Proposal No. 2 to ratify the appointment of Arthur Andersen LLP as independent accountants for the Company, FOR Proposal No. 3 to approve the In Focus Systems, Inc. 1998 Stock Incentive Plan and FOR Proposal No. 4 to approve an amendment to the Company's 1990 Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 30 million to 50 million shares.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.

These proxy materials and the Company's 1997 Annual Report to Shareholders are being mailed on or about March 9, 1998 to shareholders of record on February 27, 1998 of the Company's Common Stock. The principal executive office and mailing address of the Company is 27700B S.W. Parkway Avenue, Wilsonville, Oregon 97070.

VOTING AT THE MEETING

The shares of Common Stock constitute the only class of securities entitled to notice of and to vote at the meeting. In accordance with the Company's Bylaws, the stock transfer records were compiled on February 27, 1998, the record date set by the Board of Directors, for determining the shareholders entitled to notice of, and to vote at, this meeting and any adjournment thereof. On that date, there were 22,078,571 shares of Common Stock outstanding and entitled to vote and the closing price of the Company's Common Stock as reported by the Nasdaq National Market System was $19.97.

Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual
Meeting: (i) the four nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote shall be elected directors, (ii) Proposal No. 2 to ratify the appointment of Arthur Andersen LLP as independent accountants for the Company will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it, (iii) Proposal No. 3 to approve the In Focus Systems, Inc. 1998 Stock Incentive Plan will be approved if it receives the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and (iv) Proposal No. 4 to approve an amendment to Article III of the Company's 1990 Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 30 million to 50 million shares will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

With respect to the election of directors, directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 2, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 3, abstention from voting will have the same effect as voting against the proposal and nonvoting by brokers will have no effect thereon. With respect to Proposal No. 4, abstention from voting or nonvoting by brokers will have no effect thereon

                               ELECTION OF DIRECTORS
                                  (PROPOSAL NO. 1)

In accordance with the Company's Bylaws, the Board of Directors shall consist of no less than three and no more than seven directors, the specific number to be determined by resolution adopted by the Board of Directors. By resolution adopted on February 13, 1998, the Board of Directors set the number of Directors at four, and four Directors are to be elected at the 1998 Annual Meeting of Shareholders.

NOMINEES FOR DIRECTOR
The names and certain information concerning the persons to be nominated by the Board of Directors at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. Shares represented by proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular director or directors has been withheld in the proxy. All nominees have consented to serve as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. In the event of the death or unavailability of any nominee or nominees, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend. Proxies may not be voted for more than four (4) nominees. The Board of Directors has nominated the persons named in the following table to be elected as directors:


NAME                     AGE             HAS BEEN A DIRECTOR SINCE
----                     ---             -------------------------

Peter D. Behrendt        59                       1995
Michael R. Hallman       52                       1992
John V. Harker           63                       1992
Nobuo Mii                66                       1997


Peter D. Behrendt is a director of the Company. He is the former Chairman and Chief Executive Officer of Exabyte Corp., a publicly traded company that is the world's largest independent manufacturer focused exclusively on tape storage products, tape libraries and recording media. Prior to working at Exabyte Corp., Mr. Behrendt spent 26 years in numerous executive positions at International Business Machines, Inc. ("IBM"), including worldwide responsibility for business and product planning for IBM's tape and disk drives and general management of IBM's worldwide electronic typewriter business. Mr. Behrendt is on the Board of Directors of Western Digital Corp. and Exabyte Corp.

Michael R. Hallman is a director of the Company and is currently serving as President of The Hallman Group, a management consulting company focusing on marketing, sales, business development and strategic planning for the information systems industry. Mr. Hallman served as President and Chief Operating Officer of Microsoft Corporation from February 1990 until March 1992. From 1987 to 1990, he was Vice President of the Boeing Company and President of Boeing Computer Services. From 1967 to 1987, Mr. Hallman worked for IBM in various sales and marketing executive positions, with his final position being Vice President of Field Operations, responsible for one-half of IBM's domestic sales revenue. Mr. Hallman holds a B.B.A. and a M.B.A. from the University of Michigan. Mr. Hallman is a member of the Board of Directors of Keytronics, Inc., Intuit, Inc., Timeline, Inc. and Network Appliance, Inc.

John V. Harker is a director of the Company, and has served as President and Chief Executive Officer of the Company since April 1992. Mr. Harker was elected as Chairman of the Board in October 1994. Mr. Harker served as Executive Vice President of Genicom Corporation, a manufacturer of printers, from 1984 to January 1992, and as a member of the Board of Directors of Genicom Corporation, from 1986 to January 1992. Mr. Harker served as Senior Vice President of Marketing and Corporate Development of Data Products, Inc. from 1982 to 1984, as Vice President and partner of Booz, Allen & Hamilton, Inc. from 1979 to 1982, and in various managerial and executive positions at IBM Corporation from 1963 to 1979. He holds a B.S. degree in Marketing from the University of Colorado.

Nobuo Mii is a director of the Company. Mr. Mii has been the Chairman and CEO of SegaSoft, Inc. since December 1995. Mr. Mii is also a partner at ACCEL Partners, a venture capital firm specializing in technology investments. Mr. Mii also spent 26 years at IBM, with his final position being Corporate Vice President, General Manager of the Power Personal Systems Division. Mr. Mii holds a B.S. degree in Communication Engineering from Kyushu University in Fukuoka, Japan.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors held six regular meetings and took action pursuant to one unanimous written consent during the year ended December 31, 1997. No director attended fewer than 75 percent of the meetings of the Board of Directors and committees thereof, if any, during the period that he was a member of the Board of Directors during 1997.

Until April 1997, the Audit Committee was composed of Mr. Hallman and Mr. Behrendt, outside directors who are not, and have not been at any time in the past, officers of the Company. In April 1997, Mr. Harker was added to the Audit Committee. The Audit Committee reviews, with the Company's independent public accountants and representatives of management, the scope and results of audits, the appropriateness of accounting principles used in financial reporting, and the adequacy of financial and operating controls. The Audit Committee held two meetings in1997.

The Compensation Committee and the Administrative Committee of the 1988 Combination Stock Option Plan were composed of Messrs. Hallman, Behrendt and Kuehler during 1997. The Compensation Committee approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee is responsible for establishing compensation of executive officers who also serve on the Board of Directors. The entire Board of Directors is responsible for reviewing and providing feedback on non-director executive officer compensation with goals and dollar amounts established by the Chief Executive Officer in accordance with policies approved by the Board. During 1997, the Administrative Committee of the 1988 Combination Stock Option Plan was responsible for approving option grants under such plan. The Compensation Committee held two regular meetings during 1997. The Administrative Committee of the 1988 Combination Stock Option Plan held four regular meetings during the year ended December 31, 1997.

The Board of Directors does not have a Nominating Committee.

                        SELECTION OF INDEPENDENT ACCOUNTANTS
                                  (Proposal No. 2)

The Board of Directors has appointed Arthur Andersen LLP, independent accountants, as auditors of the Company for the year ending December 31, 1998, subject to ratification by the shareholders. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the appointment of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 1998.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of his firm if such representative so desires, and will be available to respond to appropriate shareholder questions. Arthur Andersen LLP was the Company's independent accountant for the year ended December 31, 1997.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
       THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT
          ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING
                          DECEMBER 31, 1998.

          APPROVAL OF THE IN FOCUS SYSTEMS, INC. 1998 STOCK INCENTIVE PLAN
                                  (PROPOSAL NO. 3)

In order for the Company to continue to attract and retain key personnel, the Board of Directors has approved the In Focus Systems, Inc. 1998 Stock Incentive Plan (the "Plan") and the reservation of 1,500,000 shares for issuance thereunder. The Plan allows for the granting of incentive stock options, non-qualified stock options and restricted stock. The Plan is the successor to the Company's 1988 Combination Stock Option Plan, which expires on December 21, 1998. For a description of the Plan see "1998 Stock Incentive Plan Summary" on page 16. In the absence of contrary specifications, the shares represented by proxies will be voted FOR the approval of the In Focus Systems, Inc. 1998 Stock Incentive Plan.

The affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to approve the Plan.

                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        FOR THE APPROVAL OF THE PLAN.

        APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1990 RESTATED ARTICLES OF
             INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                                  (PROPOSAL NO. 4)

The Company's Board of Directors has unanimously approved a resolution to increase the number of authorized shares of the Company's Common Stock from 30 million to 50 million shares as indicated in the following amendment to
Article III of the Company's 1990 Restated Articles of Incorporation:


                                 ARTICLE III

The aggregate number of shares which the Corporation shall have authority to issue is 50,000,000 shares of Common Stock.

The Company currently has 30 million shares of Common Stock authorized, of which, at February 27, 1998, 22,078,571 shares were outstanding and 5,246,668 shares were reserved for issuance under the Company's stock option plans (assuming approval of Proposal No. 3 above). Assuming issuance of all shares reserved under the Company's stock incentive plans, the Company would have 27,325,239 shares of Common Stock outstanding and 2,674,761 shares of authorized but unissued shares of Common Stock available for future issuance. Accordingly, the Board of Directors has proposed to increase the Company's authorized shares of its Common Stock to 50 million shares.

The terms of the additional shares of Common Stock will be identical to the terms of the shares of Common Stock currently authorized and outstanding, and approval of the proposed amendment will not affect the terms or the rights of the holders of currently authorized and outstanding shares of Common Stock. Holders of the Company's Common Stock do not have preemptive rights to subscribe for or purchase any additional shares of Common Stock issued.

The purpose of the increase in the number of authorized shares of Common Stock is to have additional shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, future acquisitions, investment opportunities, future financings and other corporate purposes. Except for the shares reserved under the Company's stock incentive plans and shareholder rights plan, the Company has no agreements or understandings regarding the issuance of additional stock.

If adopted by the shareholders, this proposed amendment to the Company's Articles will become effective upon the filing of the amendment with the Oregon Secretary of State. Such filing is expected to occur shortly after this annual meeting, upon adoption of the proposal by the shareholders.

                           SECURITY OWNERSHIP OF CERTAIN
                          BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 27, 1998, certain information furnished to the Company with respect to ownership of the Company's Common Stock of (i) each Director, (ii) the Chief Executive Officer, (iii) the "named executive officers" (as defined under "Executive Compensation") other than the Chief Executive Officer, (iv) all persons known by the Company to be beneficial owners of more than 5 percent of its Common Stock, and (v) all executive officers and Directors as a group.



                                                             COMMON STOCK (A)
                                                    ---------------------------------
                                                    NUMBER OF        PERCENT OF SHARES
SHAREHOLDER                                           SHARES            OUTSTANDING
--------------------------------------              ---------        -----------------
J. & W. Seligman & Co. Incorporated (M)              2,212,100         10.0%
  100 Park Avenue
  New York, New York  10017

John V. Harker (B) (C)                                 265,008          1.2%

Michael D. Yonker (B) (D)                              139,110           *

David L. Stallard (B) (E)                              100,000           *

Susan L. Thompson (B) (F)                               89,926           *

Michael R. Hallman  (B) (G)                             69,204           *

Stuart F. Cohen (B) (H)                                 50,160           *

Jack D. Kuehler (B) (I)                                 44,764           *

Peter D. Behrendt (B) (J)                               40,764           *

Nobuo Mii  (B) (K)                                      21,866           *

All executive officers and
directors as a group (10 persons) (L)                  739,530          3.3%

-------------
  *Less than one percent

(A) Applicable percentage of ownership is based on 22,078,571 shares of Common Stock outstanding as of February 27, 1998 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares.
     Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after February 27, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.
(B) The address for such person is 27700B SW Parkway Avenue, Wilsonville, Oregon 97070.
(C) Includes 188,022 shares subject to options granted pursuant to the Company's 1988 Combination Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(D) Includes 127,510 shares subject to options granted pursuant to the Company's 1988 Combination Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(E) Includes 99,400 shares subject to options granted pursuant to the Company's 1988 Combination Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(F) Includes 84,926 shares subject to options granted pursuant to the Company's 1988 Combination Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(G) Includes 65,204 shares subject to options granted pursuant to the Company's Directors' Stock Option Plan, as amended, and exercisable as of April
     28, 1998.
(H) Includes 50,160 shares subject to options granted pursuant to the Company's 1988 Combination Stock Option Plan, as amended, and exercisable as of April 28, 1998.
(I) Includes 40,764 shares subject to options granted pursuant to the Company's Directors' Stock Option Plan, as amended, and exercisable as of April
     28, 1998.
(J) Includes 40,764 shares subject to options granted pursuant to the Company's Directors' Stock Option Plan, as amended, and exercisable as of April
     28, 1998.
(K) Includes 21,866 shares subject to options granted pursuant to the Company's Directors' Stock Option Plan, as amended, and exercisable as of April
     28, 1998.
(L) Includes 632,964 shares subject to options granted pursuant to the Company's 1988 Combination Stock Option Plan, as amended, and the
     Company's Directors' Stock Option Plan, as amended and exercisable as of April 1, 1997.
(M) The Company has been advised in Schedule 13g filings and otherwise as follows: these securities are deemed to be beneficially owned by J. &
     W. Seligman & Co. Incorporated ("JWS") as a result of its capacity as investment adviser. JWS has shared voting and dispositive power with regard to all such shares. JWS is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. One client of JWS, Seligman Communications and Information Fund, Inc., an investment company registered under the Investment Company Act, beneficially own greater than five percent of the class of securities referred to herein. William C. Morris, as the owner of a majority of the outstanding voting securities of JWS, may be deemed to beneficially own the shares which are beneficially owned by JWS.

                                 EXECUTIVE OFFICERS

The following table identifies the current executive officers of the Company, the positions they hold and the year in which they began serving in their respective capacities. Officers of the Company are elected by the Board of Directors at the Annual Meeting to hold office until their successors are elected and qualified.


                                                                   POSITION HELD
 NAME                  AGE   CURRENT POSITION(s) WITH COMPANY         SINCE
---------------------------------------------------------------------------------
 John V. Harker         63   Chairman of the Board, President          1994
                             and Chief Executive Officer

 Stuart F. Cohen        38   Vice President, Worldwide Marketing       1997

 Gary R. Pehrson        52   Senior Vice President, Operations         1998

 Susan L. Thompson      40   Vice President, Human Resources           1994

 William D. Yavorsky    41   Vice President, Worldwide Sales           1997

 Michael D. Yonker      40   Vice President, Information               1996
                             Services, Chief Financial Officer,
                             Treasurer and Secretary

For information on the business background of Mr. Harker see "Nominees For Director" above.

Stuart F. Cohen joined the Company in April 1997 as Vice President, Worldwide Marketing. Prior to joining the Company, Mr. Cohen held various positions at IBM from 1981 through April 1996, with his final position being Director, Worldwide Marketing. Mr. Cohen holds a B.S. degree in Business Administration, with a major in Quantitative Business Analysis from Arizona State University.

Gary R. Pehrson joined the Company in January 1998 as Senior Vice President, Operations. From 1995 until joining the Company, Mr. Pehrson was Executive Vice President and General Manager for Teletronics Pacing Systems, a medical device manufacturer with annual sales over $300 million at the time. In 1997 Teletronics Pacing Systems was sold to St. Jude Medical and the name of the corporation was changed to Pacesetter, Inc. - A St. Jude Company. From 1990 to 1995, Mr. Pehrson was Senior Vice President at Verbatim Tape Corporation, a $500 million company at the time. Mr. Pehrson holds a B.S. degree in Business Administration with an emphasis in Marketing from the University of Nebraska, Lincoln.

Susan L. Thompson joined the Company in May 1990 as Manager, Human Resources and in January 1994, was promoted to Vice President, Human Resources. From May 1989 to May 1990, Ms. Thompson was a training consultant with Richard Chang Associates, a large human resources consulting firm. From October 1987 to May 1989 Ms. Thompson held senior management positions in human resources at Emerald Systems, a computer peripherals manufacturer with annual revenues at the time of approximately $50 million. Prior to this time, she held various positions within human resources at Archive Corporation and Fluor Engineers and Constructors. Ms. Thompson studied human resource management at the University of California at Irvine.

William D. Yavorsky was promoted to Vice President, Worldwide Sales in April 1997. Mr. Yavorsky joined the Company in August 1993 as Manager, Strategic Relationships. In January 1995, Mr. Yavorsky was promoted to Director, Strategic Relationships, International Sales and in July 1996 he was promoted to Director, Worldwide Sales. In October 1996, Mr. Yavorsky was promoted to Vice President, Sales. From February 1992 until joining the Company, Mr. Yavorsky was a Channel Sales Manager for Tektronix Corporation. Mr. Yavorsky holds a B.S. degree in Business Administration from Bowling Green State University.

Michael D. Yonker, C.P.A., joined the Company in July 1993 as Vice President, Information Services, Chief Financial Officer, Treasurer and Assistant Secretary. During 1996, Mr. Yonker was named Secretary of the Company.
Prior to joining the Company, Mr. Yonker was the Partner in Charge of Northwest Manufacturing Industry at Arthur Andersen LLP specializing in process improvement, total quality and performance measurement systems for the manufacturing industry. Mr. Yonker was the audit partner for the Company in 1992 and was with Arthur Andersen from February 1980 until July 1993. He graduated from Linfield College in 1980 with a B.S. degree in Accounting and Finance.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year and any ex-officers for whom disclosure would have been provided except for the fact that the individual was not serving as an executive officer at the end of the fiscal year (hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                    Long Term
                                                                                                   Compensation
                                                                                                      Awards
                                                          Annual Compensation                      -------------
                                        ------------------------------------------------------      Securities         All Other
Name and Principal                                                           Other Annual           Underlying        Compensation
Position                      Year       Salary($)(A)     Bonus($)(A)      Compensation($)(B)       Options (#)          ($)(C)
---------------------------  -----      -------------    ------------    ---------------------     -------------     --------------
John V. Harker                1997          345,971         230,888                 1,450                  --             3,978
  Chairman of the Board,      1996          307,493          12,964                   625             200,000             1,047
  President and Chief         1995          298,750         154,384                 1,440              70,000             5,325
  Executive Officer

Stuart F. Cohen (D)           1997          130,078         172,717               146,262             200,640               344
  Vice President,             1996               --              --                    --                  --                --
  Worldwide Marketing         1995               --              --                    --                  --                --

Michael D. Yonker             1997          188,165          63,548                   250                  --               440
  Vice President, Infor-      1996          169,255           8,735                   250              54,200               209
  mation Services,            1995          158,635          53,317                 1,160              17,000               526
  Chief Financial Officer,
  Treasurer and Secretary

David L. Stallard (E)         1997          187,551          59,344                   250                  --             1,983
  Former Vice President,      1996          180,077           9,098                    --              40,000             1,419
  Engineering                 1995           68,308          18,779                    --             150,000               741

Susan L. Thompson             1997          155,962          53,789                    --                  --               165
  Vice President,             1996          121,154           7,262                   300              50,200               145
  Human Resources             1995          108,850          37,485                 1,260              31,200               322

(A) Amounts shown include cash compensation earned in each respective year. Unless otherwise indicated, amounts under the Bonus column include an annual bonus in 1995 and 1997 and 401(k) matching payments and quarterly profit sharing in all years. See "Annual Bonus Awards for 1997" below.
(B) Unless otherwise indicated, Other Annual Compensation includes the cost of income tax advice provided by a third party.
(C) Unless otherwise indicated, amounts included in this column represent life insurance premiums paid by the Company for the benefit of the named executive.
(D) Salary for Mr. Cohen includes amounts earned from the time Mr. Cohen joined the Company in April 1997. The Bonus amount for Mr. Cohen includes a $130,189 signing bonus and Other Annual Compensation includes $146,262 for relocation assistance.
(E) 1995 Salary includes amounts paid to Mr. Stallard from the date he joined the Company in August 1995 through the fiscal year ended December 31, 1995. As of January 1998, Mr. Stallard is no longer an executive officer of the Company.

STOCK OPTIONS

The following table contains information concerning the grant of stock options under the Company's 1988 Combination Stock Option Plan, as amended (the "Plan") to the named executive officers in 1997.

                     OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           Potential
                                                                                                       Realizable Value
                                                                                                       At Assumed Annual
                                                                                                      Rates of Stock Price
                                                                                                       Appreciation for
                                     Individual Grants (A)                                              Option Term (B)
---------------------------------------------------------------------------------------------  -------------------------------
                            Number of       % of Total
                           Securities         Options
                           Underlying       Granted to
                             Options       Employees in       Exercise        Expiration
 Name                        Granted        Fiscal Year     Price ($/Sh.)        Date               5% ($)          10% ($)
---------------------------------------------------------------------------------------------  -------------------------------

 John V. Harker                   --              --             --                --                   --                --

 Stuart F. Cohen (C)         200,640            1.66           9.47          04/16/07            1,194,938         3,028,208

 Michael D. Yonker                --              --             --                --                   --                --

 David L. Stallard                --              --             --                --                   --                --

 Susan L. Thompson                --              --             --                --                   --                --

(A) Options granted in 1997 vest as to 25 percent of the options granted on each of the first through fourth anniversaries of the grant date, with full vesting occurring on the fourth anniversary date. Under the terms of the Plan, the Administrative Committee of the Board of Directors retains discretion, subject to plan limits, to modify the terms of outstanding options.
(B) These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.
(C) Options held by all executive officers of the Company shall become immediately exercisable, without regard to any contingent vesting provision to which such option may otherwise be subject, in the event of the occurrence of a Change of Control.

OPTION EXERCISES AND HOLDINGS
The following table provides information concerning the exercise of options during 1997 and unexercised options held as of the end of the fiscal year, with respect to the named executive officers.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                                                                    Number of
                                                                   Securities
                                                                   Underlying
                                                                   Unexercised            Value of Unexercised
                               Shares                                Options              In-The-Money Options
                              Acquired          Value               At FY-End (#)            At FY-End ($)(B)
                             On Exercise       Realized            Exercisable/                Exercisable/
         Name                   (#)             ($)(A)            Unexercisable               Unexercisable
-----------------------    --------------     ----------      --------------------      -------------------------
 John V. Harker                 --                --           256,018 /  146,956         1,456,037 /   580,231

 Stuart F. Cohen                --                --              --   /  200,640             --    / 1,147,661

 Michael D. Yonker             4,000            39,500         149,812 /   44,788         1,136,438 /   224,163

 David L. Stallard            10,600            94,150          86,900 /   92,500           125,136 /    298,200

 Susan L. Thompson            32,000           223,530          79,166 /   48,394           396,574 /    235,474

(A) Market value of the underlying securities at exercise date, minus exercise price of the options.

(B) Market value of the underlying securities at December 31, 1997, $15.1875 per share, minus exercise price of the unexercised options.


                               DIRECTOR COMPENSATION

During 1997, non-employee directors of the Company received quarterly stock option grants as well as an annual grant pursuant to the In Focus Systems, Inc. Directors' Stock Option Plan (the "Directors' Plan"). The non-employee directors were also reimbursed for their expenses in attending meetings of the Company's Board of Directors. The Directors' Plan, as amended, provides that each "Eligible Director" shall be granted an option to purchase 20,000 shares of the Company's Common Stock upon becoming an Eligible Director. The Directors' Plan further provides that each Eligible Director shall, so long as he or she remains an Eligible Director, be granted an option to purchase 10,000 shares of the Company's Common Stock on each anniversary of becoming an Eligible Director. The quarterly grants under the Directors' Plan are based on a formula defined in the Plan. Messrs. Behrendt and Kuehler each received options covering a total of 18,086 shares of the Company's Common Stock during 1997, Mr. Hallman received options covering 17,494 shares of the Company's Common Stock during 1997 and Mr. Mii received options covering 24,354 shares of the Company's Common Stock during 1997. The options granted were at exercise prices between $7.33 per share and $15.69 per share. The Company pays no additional remuneration to employees of the Company who serve as directors.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                          CHANGE IN CONTROL ARRANGEMENTS

In connection with Mr. Harker's employment in April 1992 as President and Chief Executive Officer, the Company entered into an agreement with Mr. Harker, which provided for certain relocation benefits. In addition, in the event the Company terminates Mr. Harker's employment other than "for cause", as defined in the agreement, Mr. Harker will be entitled to receive salary and insurance benefits for an additional twelve-month period. Additionally, as specified in the agreement, in the event the Company is acquired, Mr. Harker's unvested options will become fully vested.

In April 1997, the Board of Directors approved amendments to the stock option agreements of all executive officers of the Company to provide that all options held by executive officers of the Company shall become immediately exercisable, without regard to any contingent vesting provision to which such option may otherwise be subject, in the event of the occurrence of a Change of Control.


           IN FOCUS SYSTEMS, INC. 1998 STOCK INCENTIVE PLAN SUMMARY

BACKGROUND
In December 1997, the Company's Board of Directors adopted the In Focus Systems, Inc. 1998 Stock Incentive Plan (the "1998 Plan"), which provides for the grant of incentive stock options ("ISOs") to officers and other employees of the Company and non qualified stock options ("NQSOs") and restricted stock awards to employees, officers, directors and consultants of the Company covering up to 1,500,000 shares of the Company's Common Stock. The 1998 Plan is the successor to the Company's 1988 Combination Stock Option Plan (the "1988 Plan") which terminates on December 21, 1998.

ELIGIBILITY
As of January 31, 1998 the persons eligible to participate in the 1998 Plan included six officers, four non-employee directors and approximately 520 employees of the Company. Under the 1988 Plan, options to purchase 1,212,330 shares of Common Stock were granted at an average exercise price of $12.21 per share during the year ended December 31, 1997. As a result of employee terminations, options to purchase 550,140 shares of the Company's Common Stock were canceled during 1997 at an average price of $9.97. As of December 31, 1997, options to purchase 3,139,100 shares of Common Stock were outstanding at an average exercise price of $10.51 per share, 5,350,956 shares of Common Stock had been issued upon exercise of options, and 489,944 shares of Common Stock were available for future grants under the 1988 Plan. As of the date of this Proxy Statement, there has been no activity under the 1998 Plan.

ADMINISTRATION
The 1998 Plan shall be administered by the Board of Directors of the Company (the "Board") or a committee appointed by, and consisting of two or more members of, the Board, hereinafter referred to as the Plan Administrator. The Plan Administrator has full authority to administer the 1998 Plan in accordance with its terms and to determine all questions arising in connection with the interpretation and application of the 1998 Plan. In selecting the Plan Administrator, the Board shall consider, with respect to any persons subject to Section 16 of the Exchange Act, the provisions regarding "outside directors" as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act.

SHARES SUBJECT TO THE PLAN
The 1998 Plan covers a total of 1,500,000 shares of the Company's Common Stock. Not more than 400,000 shares of Common Stock may be made subject to awards under the Plan to any one individual in the aggregate in one fiscal year of the Company, except the Company may make additional one-time grants of up to 1,000,000 shares to a newly hired individual, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

MINIMUM OPTION PRICE
The exercise prices of ISOs and NQSOs under the 1998 Plan must equal or exceed the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of employees who hold 10% or more of the voting power of the Common Stock). As defined in the 1998 Plan, "fair market value" shall mean the last reported sales price of the Common Stock on the Nasdaq National Market System on the date of grant.

DURATION OF OPTIONS
Subject to earlier termination as a result of termination of employment, death or disability, each option granted under the 1998 Plan shall expire on the date specified by the Plan Administrator, but in no event more than (i) ten years from the date of grant in the case of ISOs generally, and (ii) five years from the date of grant in the case of ISOs granted to an employee who holds 10% or more of the voting power of all Common Stock.

MEANS OF EXERCISING OPTIONS
An option is exercised by giving written notice to the Company, which notice must be accompanied by full payment of the purchase price therefor, either in cash or by certified check, or at the discretion of the Plan Administrator, through delivery of shares of Common Stock (either actual or by attestation) having a fair market value equal to the cash exercise price of the option, by delivery of instructions to a broker for a "cashless exercise" whereby shares acquired upon exercise are sold to pay the option exercise price, by delivery of the optionee's personal recourse promissory note in the amount of the cash exercise price of the option, such other consideration that the Plan Administrator may permit, or by any combination of the above as permitted by the Plan Administrator.

GRANT OF STOCK AWARDS
The Plan Administrator is authorized to make awards of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the company or the achievement of performance goals related to operating profit as a percentage of revenues, revenue and profit growth, profit-related return ratios, such as return on equity, or cash flow, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the award ("Stock Award"). The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture or restricted stock shall occur by reason of termination of the holder's services.

TERM AND AMENDMENT OF THE PLAN
The 1998 Plan has no fixed expiration date, but ISOs may not be granted after December 17, 2007. The Board of Directors may terminate or amend the 1998 Plan at any time, provided, however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, the following actions will not become effective without approval of the shareholders obtained within 12 months before or after the Board adopts a resolution authorizing such action:

          (a) increasing the total number of shares that may be issued under the 1998 Plan (except by adjustment under the Plan);
          (b) modifying the class of persons eligible to receive grants; or
          (c) modifying terms that otherwise require shareholder approval under any applicable law or regulation.

TRANSFERABILITY
Except as indicated in the following, no option shall be transferable or exercisable by any person other than the optionee to whom such option was originally granted. Any option exercisable at the time of the optionee's death may be exercised to the extent of the number of shares purchasable at the date of death, by any person to whom such rights have passed under applicable laws of descent and distribution at any time, or from time to time, within one year after the date of death, but in no event later than the remaining term of the option. The Plan Administrator may, in its discretion, authorize all or a portion of the NQSOs granted to an optionee to be on terms that permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (a) there may be no consideration for any such transfer, (b) the stock option agreement pursuant to which such options are granted must be approved by the Plan Administrator and must expressly provide for transferability and (c) subsequent transfers of transferred options are prohibited.

FEDERAL TAX EFFECTS OF ISOS
The Company intends that ISOs granted under the 1998 Plan will qualify as ISOs under Section 422 of the Code. An optionee acquiring stock pursuant to an ISO receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the ISO or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the basis in the ISO stock, i.e. the option's exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option's exercise price and the stock's fair market value at the time the related stock is sold. While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the difference between the option exercise price and the fair market value of the related common stock on the date of exercise (the "bargain purchase element") will be considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, the Company is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, the Company may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition. In general capital gains will be taxed at a rate of 28 percent, but if the shares are held for at least 18 months, the rate of taxation is 20 percent.

FEDERAL TAX EFFECTS OF NQSOS
If an option does not meet the statutory requirements of Section 422 of the Code and therefore does not qualify as an ISO, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised, and is deductible by the Company for federal income tax purposes in such year.

The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.

DIRECTOR AND EXECUTIVE STOCK OWNERSHIP GUIDELINES
In January 1998, the Board of Directors approved ownership objectives for the Company's executive officers and Outside Directors. One of the purposes of the 1998 Plan is to provide a means for the executive officers and Outside Directors of the Company to achieve the following objectives:


         Position              Ownership Guideline          Date to be Accomplished By
-------------------------    ------------------------    --------------------------------
 Chief Executive Officer      5 times annual salary        1/1/01  or  5 years from hire
                              in stock value               date, whichever is later

 Senior Vice President        3 times annual salary        1/1/01  or  5 years from hire
                              in stock value               date, whichever is later

 Vice President               2 times annual salary        1/1/01  or  5 years from hire
                              in stock value               date, whichever is later

 Outside Directors            4 times annual               1/1/03 or 5 years from
                              retainer in stock value      appointment date, whichever
                                                           is later

The Board has under consideration specific proposals with regard to the granting of restricted stock to executive officers and Outside Directors, and expects to approve such proposals during 1998.

                              NEW PLAN BENEFITS
                          1998 STOCK INCENTIVE PLAN

There have been no options granted under the 1998 Plan. However, the following options have been granted under the Company's existing 1988 Plan and Director's Plan from January 1, 1998 through February 27, 1998:

               Name and Position                Dollar Value ($)     Number of Units (A)
               -----------------                ----------------     -------------------
 John V. Harker, Chairman of the Board,
  President and Chief Executive Officer              --                    157,690
 Stuart Cohen, Vice President, Worldwide Sales       --                     19,720
 Michael D. Yonker, Vice President,
 Information Services
  Chief Financial Officer, Treasurer and             --                     59,140
 Assistant Secretary
 David L. Stallard, Former Vice President,           --                       --
 Engineering
 Susan L. Thompson, Vice President, Human            --                     19,720
  Resources
 Peter D. Behrendt, Director                         --                       --
 Michael R. Hallman, Director                        --                       --
 Jack D. Kuehler, Director                           --                     10,000
 Nobuo Mii, Director                                 --                       --
 All Current Executive Officers as a Group (6        --                    308,830
  people)
 All Non-Executive Officer Directors
  as a Group (4 people)                              --                     10,000
 All Non-Executive Officer Employees as a            --                    228,040
  Group (520 people)

(A) Options to purchase shares of the Company's Common Stock, totaling 546,870 shares, have been granted to the Named Executive Officers and described groups through February 27, 1998. Such options were granted at an exercise price per share that is equal to the fair market value of the Company's Common Stock on the date of grant. The average per share exercise price of all option grants included in the above table is $15.70. Except for Mr. Kuehler's options, which fully vest six months from the date of grant, the options shall become exercisable over a four-year period and expire ten years from the date of grant. Option grants under the 1988 Combination Stock Option Plan and the 1998 Stock Incentive Plan are discretionary and therefore grants for the remainder of 1998 or thereafter cannot be determined. The fair market value of the Company's Common Stock, as reported by the Nasdaq National Market System, on February 27, 1998 was $19.97.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1997, the Compensation Committee was composed of Messrs. Hallman, Behrendt and Kuehler, all outside directors who are not, and have not been at any time in the past, officers of the Company. Although Mr. Harker, Chairman of the Board, President and Chief Executive Officer, served on the Company's Board of Directors in 1997 and participated in compensation discussions, he did not participate in any deliberations or decisions regarding his own compensation.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors was composed of Messrs. Hallman, Behrendt and Kuehler during 1997. All members of the Compensation Committee are non-employee, outside directors. The Compensation Committee is responsible for establishing compensation of officers who also serve on the Board of Directors. The entire Board is responsible for reviewing and providing feedback on non-director executive officer compensation with goals and dollar amounts established by the Chief Executive Officer in accordance with policies approved by the Board.

Awards to executive officers under the Company's 1988 Combination Stock Option Plan, as amended, are made solely by the Administrative Committee, which is composed of the same non-employee, outside Directors as the Compensation Committee.

COMPENSATION PHILOSOPHY AND POLICIES
The Company's philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing an opportunity for competitive compensation based on performance. Executive officer compensation includes competitive base salaries, annual bonus plans based on Company financial and personal performance goals, and long-term stock-based incentive opportunities in the form of options exercisable to purchase the Company's Common Stock. It is also the policy of both the Compensation Committee and the Administrative Committee that, to the extent possible, compensation will be structured so that it meets the "performance-based" criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended and therefore is not subject to federal income tax deduction limitations. Both the Compensation Committee and the Administrative Committee have the right to waive pre-established performance criteria in granting awards.

BASE SALARIES
In setting base salaries that are competitive with other high technology companies, the Company participates in executive salary surveys including those conducted by Radford Associates, the American Electronics Association
(AEA) and the Western Management Group (WMG). When selecting comparables, the Company attempts to select companies that are similar in many respects, including industry, annual revenue and profitability. Executives' salaries paid in 1997 were targeted within the 50th to 75th percentile compared to the range of salaries paid by companies in the salary surveys mentioned above. Many of the companies included in the above mentioned surveys are also included in the indices used in the Performance Graph.

ANNUAL BONUS AWARDS FOR 1997
The 1997 Officer Bonus Plan (the "Plan") provided for annual bonuses in two components. First, the Plan provided for the payment of quarterly profit sharing bonuses equal to a percentage of each officer's quarterly salary. This percentage was determined by dividing the quarterly non-officer profit sharing bonus pool (2 percent of pre-tax income) paid quarterly to non-officer employees by total non-officer compensation for the quarter. These percentages were approximately 3.50%, 3.78%, 2.81% and 4.63% based on the first, second, third and fourth quarter of 1997 results, respectively. The fourth quarter profit sharing was paid in the first quarter of 1998.

Second, the Plan provided for the payment of executive officer bonuses (other than the Chief Executive Officer) based 75 percent on the Company meeting its 1997 profit before income tax objectives and 25 percent on meeting individual goals and objectives which are both quantitative and qualitative in nature, including such factors as market development, product introduction and resource management. The targeted bonus was 30 percent of annual salary and would be achieved by an officer receiving 100 percent ratings on both the Company and individual goals. The maximum bonus component for Company profit before income tax performance is 200 percent and for individual performance is 130 percent. The Company goals must be met at the 50 percent level or greater and the individual goals must be met at the 75 percent level or greater for an officer to receive a bonus. Bonuses paid for 1997 to the named executive officers (other than the Chief Executive Officer) ranged from
24.8 percent to 27.1 percent of total salary based on Company performance being met at the 77 percent level and the individual goals being met between the 90 percent and the 130 percent levels.

STOCK OPTION AWARDS FOR 1997
The Company's 1988 Combination Stock Option Plan, as amended, provides for the issuance of incentive and non-qualified stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value on the date of grant. See "Option Grants in Last Fiscal Year" table for a summary of options granted to the named executive officers during 1997.

CHIEF EXECUTIVE OFFICER COMPENSATION
Mr. Harker's 1997 base salary of $350,000 was determined in the same manner as the other executives as described in "Base Salaries" above. The profit sharing component of Mr. Harker's annual bonus was determined in the same manner as discussed above under "Annual Bonus Awards for 1997" and totaled $15,588. The second component of Mr. Harker's bonus was based on the Company meeting its profit before income tax objectives. Mr. Harker's targeted bonus under this component of the annual bonus plan was 60 percent of his 1997 annual salary, based on the Company meeting its profit before income tax objectives at the 100 percent level. The maximum bonus component for Company profit before income tax performance is 200 percent with a 75 percent minimum level for Mr. Harker to receive a bonus under this component of the bonus plan. Mr. Harker's bonus totaled $161,700, or 46.2 percent of his 1997 annual salary, based on the Company meeting 77 percent of its profit before income tax objective. The Compensation Committee also approved an additional bonus for 1997 performance of $50,000 for Mr. Harker. The Compensation Committee's objective in setting Mr. Harker's 1997 compensation was to be competitive with other companies in the Company's industry and to allow for potential compensation based on long-term performance criteria as defined in "Annual Bonus Awards for 1997" and "Stock Option Awards for 1997" above.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Peter D. Behrendt
Michael R. Hallman
Jack D. Kuehler

                             STOCK PERFORMANCE GRAPH

The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and
(c) an industry-specific index. The broad-based market index used is the Nasdaq Stock Market Total Return Index - U.S. and the industry-specific index used is the Computer Hardware Sector Sub-Index of the Hambrecht & Quist Technology Index.



                                     BASE      INDEXED RETURNS
                                    PERIOD       YEAR ENDING
COMPANY/INDEX                      12/31/92        12/31/93        12/31/94       12/31/95       12/31/96       12/31/97
------------------------------    ----------      ----------      ----------     ----------     ----------     ----------
 In Focus Systems, Inc.              100.00         122.45          212.75         294.90          176.53        247.96
 Nasdaq U.S. Index                   100.00         114.80          112.21         158.70          195.19        239.53
 Computer Sector Sub-Index of
 the Hambrecht & Quist
 Technology Index                    100.00         104.84          130.23         187.47          248.54        338.35

                                       24

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's Common Stock ("ten percent shareholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or otherwise in its files and on written representations from its directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 1997, the Company's officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

                            SHAREHOLDER PROPOSALS

Proposals by shareholders intended to be presented at the Company's 1999 Annual Meeting must be received by the Company at its principal executive office no later than November 9, 1998 in order to be included in the Company's 1999 Proxy Statement and proxy card.

                        TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1997. WRITTEN REQUESTS SHOULD BE MAILED TO THE SECRETARY, IN FOCUS SYSTEMS, INC., 27700B SW PARKWAY AVENUE, WILSONVILLE, OREGON 97070.

                              By Order of the Board of Directors:


                              MICHAEL D. YONKER
                              VICE PRESIDENT, INFORMATION SERVICES,
                              CHIEF FINANCIAL OFFICER AND SECRETARY
Dated:  March 9, 1998
                                       25

                                                                      APPENDIX A
                            IN FOCUS SYSTEMS, INC.
                          1998 STOCK INCENTIVE PLAN


     1.   STATEMENT OF PURPOSE.

     The principal purposes of this Stock Incentive Plan ("Plan") are to secure to In Focus Systems, Inc. (the "Company") the advantages of the incentive inherent in stock ownership on the part of employees, officers, directors, and consultants responsible for the continued success of the Company and to create in such individuals a proprietary interest in, and a greater concern for, the welfare of the Company through the grant of options to acquire shares of the common stock of the Company ("Common Stock") and through the award of restricted Common Stock. Such grants or awards of options and of stock pursuant to this Plan shall be referred to as "Awards." Each incentive stock option ("ISO") granted hereunder is intended to constitute an "incentive stock option," as such term is defined in Section 422 of the Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code"), and this Plan and each such ISO is intended to comply with all of the requirements of said Section 422 and of all other provisions of the Code applicable to incentive stock options and to plans issuing the same. Each nonstatutory stock option ("Non-ISO") granted hereunder is intended to constitute a nonstatutory stock option that does not comply with the requirements of Section 422 of the Code. ISO's and Non-ISO's shall sometimes hereinafter be referred to collectively as "Options". This Plan is expected to benefit shareholders by enabling the Company to attract and retain personnel of the highest caliber by offering to them an opportunity to share in any increase in the value of the Common Stock to which such personnel have contributed.

     2.   ADMINISTRATION.

          2.1 The Plan shall be administered by the Board of Directors of the Company ("Board") or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (hereinafter, "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of the Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) "outside directors," as contemplated by Section 162(m) of the Code, and (b) "nonemployee directors," as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

          2.2 Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award, and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the

Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

     3.   ELIGIBILITY.

          3.1 ISO's may be granted to any employee of the Company or of an Affiliate of the Company, as defined in Section 3.2 below. Non-ISO's may be granted to any employee, officer or director (whether or not also an employee), or consultant of the Company or of an Affiliate of the Company. Each employee, officer, director, or consultant selected by the Plan Administrator to receive an Option shall sometimes hereinafter be referred to as an "Optionee".

          3.2 As used in this Plan, an "Affiliate" of a corporation shall refer to a "parent corporation" of such corporation as described in Section 424(e) of the Code or a "subsidiary corporation" of such corporation as described in Section 424(f) of the Code.

          3.3 An Optionee who is not an employee of the Company or of an Affiliate of the Company shall not be eligible to receive an ISO hereunder and no ISO's shall be granted to any such non-employee Optionee.

          3.4 No Option shall be granted hereunder to any Optionee unless the Plan Administrator shall have determined, based on the advice of counsel, that the grant of such option (and the exercise thereof by the Optionee) will not violate the securities law of the state where the Optionee resides.

     4.   SHARES SUBJECT TO THE PLAN.

          4.1 Subject to adjustment from time to time as provided in Section 10, a maximum of seven hundred fifty thousand (750,000) shares of Common Stock shall be available for issuance under the Plan; in addition, if subsequent to the 1998 Annual Meeting of the Company's shareholders the Company repurchases any shares of Common Stock (whether on the open market, pursuant to option exercises or otherwise), then additional shares of Common Stock may be issued pursuant to the Plan, provided that the number of such additional shares shall not exceed the lesser of (i) the number of shares so repurchased, or (ii) seven hundred fifty thousand (750,000) shares. Shares issued under the Plan shall be drawn from authorized and unissued shares.

          4.2 Upon exercise of an Option, the number of shares of Common Stock thereafter available hereunder and under the Option shall decrease by the number of shares of Common Stock as to which such Option was exercised; provided that if such shares are pledged to secure a promissory note given in payment of the Option Price for such shares and, as a result of a default on such note, the pledged shares are returned to the Company, then such shares shall again be available for the purposes of this Plan.

          4.3 Any shares of Common Stock made subject to an Award granted hereunder that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future Awards under this Plan.

          4.4 The Company shall at all times during the term of this Plan reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

          4.5 Subject to any adjustment as provided in Section 10, if and so long as the Common Stock is registered under Section 12 of the Exchange Act, not more than two hundred thousand (200,000) shares of Common Stock may be made subject to Awards under the Plan to any one individual in the aggregate in any one fiscal year of the Company, except the Company may make additional one-time grants of up to five hundred thousand (500,000) shares to a newly hired individual, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

     5.   OPTION TERMS.

          5.1 The Plan Administrator shall specify the following terms to be contained in each Option granted to an Optionee hereunder, which Option shall be executed by the Company and such Optionee:

               5.1.1     Whether such Option is an ISO or a Non-ISO;

               5.1.2 The number of shares of Common Stock subject to purchase pursuant to such Option;

               5.1.3 The date on which the grant of such Option shall be effective (the "Date of Grant");

               5.1.4 The period of time during which such Option shall be exercisable, which shall in no event be more than ten (10) years following its Date of Grant for ISO's; provided, however, that if an ISO is granted to an Optionee who on the Date of Grant owns, either directly or indirectly within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate of the Company, the period of time during which such Option shall be exercisable shall in no event be more than five (5) years following its Date of Grant;

               5.1.5 The price at which such Option shall be exercisable by the Optionee (the "Option Price"); provided, however, that the Option Price for all Options shall be not less than the fair market value, as defined in Section 5.2 below, on the Date of Grant of the shares of Common Stock subject thereto; and provided further that, if such Option is granted to an Optionee who on the Date of Grant owns, either directly or indirectly within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate of the Company, then the Option Price specified in such Option shall be at least one hundred ten percent (110%) of the fair market value, on the Date of Grant, of the Common Stock subject thereto;

               5.1.6 Any vesting schedule upon which the exercise of an Option is contingent; provided that the Plan Administrator shall have complete discretion with respect to the terms of any vesting schedule upon which the exercise of an Option is contingent, including, without limitation, discretion (a) to allow full and immediate vesting upon grant of such Option,
(b) to permit partial vesting in stated percentage amounts based on the length of the holding period of such Option, or (c) to permit full vesting after a stated holding period has passed; and

               5.1.7 Such other terms and conditions as the Plan Administrator deems advisable and as are consistent with the purpose of this Plan.

          5.2  Fair market value shall be determined as follows:

               5.2.1 If the Company's Common Stock is publicly traded at the time an Option is granted hereunder, fair market value shall be determined as of the date of grant and shall mean:

               (a) The average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or

               (b) The last reported sale price (on that date) of the Common Stock on the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or

               (c) The closing bid price (or average of bid prices) last quoted on such date by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market System.

               5.2.2 If the Common Stock is not publicly traded at the time an Option is granted hereunder, fair market value shall be deemed to be the fair value of the Common Stock as determined by the Plan Administrator after taking into consideration all factors that it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          5.3 No Option shall be granted hereunder during the suspension of this Plan or after the termination of this Plan pursuant to Section 12.2. Except as expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of Options granted hereunder be uniform.

          5.4 Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for options issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Option is substituted, or the old option is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, and the persons holding such Options shall be deemed to be Optionees.

     6.   LIMITATION ON GRANTS OF ISO'S.

In the event that the aggregate fair market value of Common Stock and other stock with respect to which ISO's granted to an Optionee hereunder or incentive stock options granted to such Optionee under any other plan of the Company or any of its Affiliates are exercisable for the first time during any calendar year, exceeds the maximum permitted under Section 422(d) of the Code, then to the extent of such excess, such ISO's shall be treated as Non-ISO's.

     7.   EXERCISE OF OPTION.

          7.1 Subject to any limitations or conditions imposed upon an Option pursuant to Section 5 above, an Optionee may exercise an Option or any part thereof (unless partial exercise is specifically prohibited by the terms of the Option), by giving written notice thereof to the Company at its principal place of business accompanied by payment as described in Section 7.2.

          7.2 The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the Option Price for the whole number of shares as to which it is exercised.
Such consideration must be paid in cash or by check, or, in the Plan Administrator's discretion, a combination of cash and/or check and/or one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Optionee for at least six (6) months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a fair market value on the day prior to the exercise date equal to the aggregate Option Price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to
(i) a brokerage firm, that may from time to time be designated by the Company in its discretion, to deliver to the Company the aggregate amount of sale or loan proceeds to pay the Option Price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company, to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.
In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.2, by (y) a promissory note; or
(z) such other consideration as the Plan Administrator may permit. Any promissory note delivered in connection with exercise of an Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions) for federal income tax purposes.

          7.3 As soon as practicable after exercise of an option in accordance with Sections 7.1 and 7.2 above, the Company shall issue a stock certificate evidencing the Common Stock with respect to which the Option has been exercised. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of such stock certificate, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Common Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 below.

          7.4 The amount to be paid by the Optionee upon exercise shall be the full Option Price together with the amount of any taxes required to be withheld with respect to the grant or exercise of the Option. Subject to the Plan and to applicable law, the Plan Administrator, in its sole discretion, may permit such withholding obligations to be paid, in whole or in part, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the fair market value of the withholding obligation.

     8.   TRANSFERABILITY AND POST-TERMINATION EXERCISES.

          8.1 Except as provided otherwise in this Section 8, no Option shall be transferable or exercisable by any person other than the Optionee to whom such Option was originally granted.

          8.2 The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable and the terms and conditions of such exercise, if the Optionee ceases to be employed by or provide services to the Company or its Affiliates, which may be waived or modified by the Plan Administrator. If not so established and subject to Section 8.3, the Option will be exercisable in accordance with the following terms, which may be waived or modified by the Plan Administrator:

               8.2.1 In case of termination of Optionee's employment or services other than by reason of death, the Option shall be exercisable, to the extent of the number of shares purchasable at the date of termination, only within three months after the date the Optionee ceases to be an employee or consultant of the Company or Affiliate, but no later than the remaining term of the Option.

               8.2.2 Any Option exercisable at the time of the Optionee's death may be exercised to the extent of the number of shares purchasable at the date of death, by the personal representative of the Optionee's estate or the person(s) to whom the Optionee's rights under the Option have passed by will or applicable laws of descent and distribution at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option.

               8.2.3 Any portion of an Option not exercisable on the date of termination of the Optionee's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise.

               8.2.4   Subject to Section 8.3, the effect of a
Company-approved leave of absence on terms and conditions of an Option shall be determined by the Plan Administrator in its sole discretion. A transfer of services or employment between or among the Company and subsidiaries shall not be considered a termination of employment or services.

               8.2.5 To the extent exercisable, a Non-ISO may be exercised during the Optionee's lifetime by the Optionee's guardian or legal representative.

          8.3 To the extent required by Section 422 of the Code, ISO's shall be subject to the following additional terms and conditions: To qualify for ISO tax treatment, an Option designated as an ISO must be exercised within three months after termination of employment for reasons other than death, except that in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Optionee's reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.3, "total disability" shall have the meaning given to such term in the Company's long-term disability plan, as such plan is in effect on the date of determination.

          8.4 In the event that a qualified domestic relations order, as defined by Section 414(p) of the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, mandates the transfer of any Option that could have been exercised immediately prior to the issuance of such order, such Option shall pass to the person or persons entitled thereto pursuant to the order and shall be exercisable by such person or persons in accordance with the terms thereof.

          8.5 The Plan Administrator may, in its discretion, authorize all or a portion of the Non-ISO's granted to an Optionee to be on terms which permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such Options are granted must be approved by the Plan Administrator and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Options are prohibited except those in accordance with Section 8 of the Plan. The Plan Administrator may, in its discretion, in permitting transferability, impose additional conditions in the Option Agreement consistent with this section, including without limitation imposition of a post-exercise holding period on transferees. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, the events of termination of employment of Sections 8 and 9 hereof shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified. The Company disclaims any obligation to provide notice to a transferee of early termination of the Option due to termination of employment or otherwise. Notwithstanding a transfer pursuant to the foregoing, the original Optionee will remain subject to applicable withholding taxes upon exercise. No transfer will be effective until written notice of transfer is delivered to the Company. The Company reserves the right to approve transfers hereunder.

          8.6 In order to obtain certain tax benefits afforded to ISO's under Section 422 of the Code, the Optionee must hold the shares issued upon exercise of an ISO for two years after the grant date of the ISO and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an ISO. The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an ISO prior to expiration of such holding periods.

     9.   TERMINATION OF OPTIONS.

     To the extent not earlier exercised, an Option shall terminate at the earliest of the following dates:

          9.1 The termination date specified for such Option in the respective Option Agreement;

          9.2  As specified in Section 8 above:

          9.3 The date of any sale, transfer, or hypothecation, or any attempted sale, transfer or hypothecation, of such Option in violation of
Section 8 above;

          9.4 The date specified in Section 10.2 below for such termination in the event of a Terminating Event; or

          9.5 At the discretion of the Plan Administrator, immediately upon determination by the Plan Administrator that the Optionee has (i) made unauthorized disclosure of confidential information relating to the Company,
(ii) failed to assign to the Company any invention which the Optionee is obligated to assign to the Company pursuant to written agreement or otherwise, or (iii) breached the terms of any written agreement in effect between the Company and the Optionee relating to confidentiality, nondisclosure or ownership of inventions.

     10.  ADJUSTMENTS.

          10.1 In the event of a material alteration in the capital structure of the Company on account of a recapitalization, stock split, reverse stock split, stock dividend, or otherwise, then the Plan Administrator shall make such adjustments to this Plan and to the Awards then outstanding and thereafter granted hereunder as the Plan Administrator determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each holder shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation (a) a change in the number or kind of shares of stock of the Company covered by such Awards, and (b) a change in the Option Price payable per share; provided, however, that the aggregate Option Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the price per share and the number of shares subject thereto. For purposes of this Section 10.1, neither (i) the issuance of additional shares of stock of the Company in exchange for adequate consideration (including services), nor (ii) the conversion of outstanding preferred shares of the Company into Common Stock shall be deemed material alterations of the capital structure of the Company. In the event the Plan Administrator shall determine that the nature of a material alteration in the capital structure of the Company is such that it is not practical or feasible to make appropriate adjustments to this Plan or to the Awards granted hereunder, such event shall be deemed a Terminating Event as defined in
Section 10.2 below.

          10.2 All Options granted hereunder shall terminate upon the occurrence of any of the following events ("Terminating Events"): (a) the dissolution or liquidation of the Company; or (b) a material change in the capital structure of the Company that is subject to this Section 10.2 by virtue of the last sentence of Section 10.1 above.

          10.3 All Options granted hereunder shall become immediately exercisable, without regard to any contingent vesting provision to which such Options may have otherwise been subject, in the event of a reorganization (as defined in Section 10.4), which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such reorganization.

          10.4  In the event of a reorganization as defined in this Section
10.4 in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the reorganization, then the plan or agreement respecting the reorganization shall include appropriate terms providing for the assumption of each Option granted hereunder, or the substitution of an option therefor, such that no "modification" of any such Option occurs under
Section 424 of the Code. For purposes of Section 10.3 and this Section 10.4, reorganization shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

          10.5 The Plan Administrator shall have the right to accelerate the date of exercise of any installment of any option; provided, however, that, without the consent of the Optionee with respect to any Option, the Plan Administrator shall not accelerate the date of any installment of any Option granted to an employee as an ISO (and not previously converted into a Non-ISO pursuant to Section 13 below) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in
Section 6 above.

          10.6 Adjustments and determinations under this Section 10 shall be made by the Plan Administrator (upon the advice of counsel), whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.

     11.  STOCK AWARDS.

          11.1 GRANT OF STOCK AWARDS. The Plan Administrator is authorized to make awards of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to operating profit as a percentage of revenues, revenue and profit growth, profit-related return ratios, such as return on equity, or cash flow, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the award ("Stock Award"). The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of restricted stock shall occur by reason of termination of the holder's services.

          11.2 ISSUANCE OF SHARES. Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall deliver, as soon as practicable, to the holder or, in the case of the holder's death, to the personal representative of the holder's estate or as the appropriate court directs, a stock certificate for the appropriate number of shares of Common Stock.

          11.3 WAIVER OF RESTRICTIONS. Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any restricted stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

          11.4 PAYMENT. Stock Awards under the Plan may be settled through cash payments, delivery of Common Stock or granting of awards or combinations thereof as the Plan Administrator shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require deferral of any award payment, subject to rules and procedures as it may establish, which may include provisions for payment or crediting of interest, or dividend equivalents.

     12.  TERMINATION AND AMENDMENT OF PLAN.

          12.1 The Plan may be amended only by the Board as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Awards may be granted under the Plan, (b) modify the class of persons eligible to receive Awards, or (c) otherwise require shareholder approval under any applicable law or regulation.

          12.2 The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no ISO may be granted more than ten (10) years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

          12.3 The amendment or termination of the Plan shall not, without the consent of the Optionee under the Plan, impair or diminish any rights or obligations under any Option theretofore granted under the Plan. Any change or adjustment to an outstanding ISO shall not, without the consent of the holder, be made in a manner so as to constitute a "modification" that would cause such ISO to fail to continue to qualify as an incentive stock option.

     13.  CONVERSION OF ISO'S INTO NON-ISO'S.

At the written request of any ISO Optionee, the Plan Administrator may in its discretion take such actions as may be necessary to convert such Optionee's ISO's (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-ISO's at any time prior to the expiration of such ISO's, regardless of whether the Optionee is an employee of the Company or of an Affiliate of the Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISO's. At the time of such conversion, the Plan Administrator, with the consent of the Optionee, may impose such conditions on the exercise of the resulting Non-ISO's as the Plan Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any Optionee the right to have such Optionee's ISO's converted into Non-ISO's, and no such conversion shall occur until and unless the Plan Administrator takes appropriate action. The Plan Administrator, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

     14.  CONDITIONS UPON ISSUANCE OF SHARES.

          14.1 Shares shall not be issued pursuant to the exercise of any Award unless the exercise of such Award and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended ("Securities Act"), the Exchange Act, any applicable state securities law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed or otherwise traded, and such compliance has been confirmed by counsel for the Company. The Company shall be under no obligation to any participants to register for offering or resale or to qualify for an exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Company's stock issued under the Plan or to continue in effect any registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer as counsel for the Company deems necessary or desirable for compliance with federal and state securities laws.

          14.2 As a condition to the exercise of any Option, the Company may require the participant exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representations and warranties are required by any relevant provision of law.

          14.3 The Company's inability to obtain authority from any regulatory body having jurisdiction, which authority the Company's counsel has determined to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability with respect to the failure to issue or sell such shares.

     15.  USE OF PROCEEDS.

Proceeds from the sale of Common Stock pursuant to the exercise of Options granted hereunder shall constitute general funds of the Company and shall be used for general corporate purposes.

     16.  NOTICES.

All notices, requests, demands and other communications required or permitted to be given under this Plan and the Awards granted hereunder shall be in writing and shall be either served personally on the party to whom notice is to be given (in which case notice shall be deemed to have been duly given on the date of such service), or mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid, and addressed to the party at his or its most recent known address, in which case such notice shall be deemed to have been duly given on the third (3rd) postal delivery day following the date of such mailing.

     17.  MISCELLANEOUS PROVISIONS.

          17.1 Optionees shall be under no obligation to exercise Options granted hereunder.

          17.2 Nothing contained in this Plan shall obligate the Company to retain an Optionee or holder of a Stock Award as an employee, officer, director, or consultant for any period, nor shall this Plan interfere in any way with the right of the Company to reduce such person's compensation.

          17.3 The provisions of this Plan and each Award hereunder shall be binding upon such holder, the Qualified Successor or Guardian, and the heirs, successors, and assigns.

          17.4 This Plan is intended to constitute an "unfunded" plan and nothing herein shall require the Company to segregate any monies or other property or shares of Common Stock or create any trusts or deposits, and no Optionee or holder shall have rights greater than a general unsecured creditor of the Company.

          17.5 It is the Company's intention that, if and so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Rule 16b-3, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Optionees who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Optionees. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an ISO pursuant to the Plan shall, to be extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

          17.6 Where the context so requires, references herein to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both genders.

          17.7 This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Oregon without regard to conflicts of laws thereof.

     18.  EFFECTIVE DATE OF PLAN AND AMENDMENTS.

This Plan was initially adopted by the Board of Directors on __________, 1997 and approved by the shareholders on _______________.

                      IN FOCUS SYSTEMS, INC.



   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 1998

     The undersigned hereby names, constitutes and appoints John V. Harker and Michael D. Yonker, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of In Focus Systems, Inc. (the "Company") to be held at 1:00 p.m. on Wednesday, April 22, 1998, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on February 27, 1998, with all the powers that the undersigned would possess if he were personally present.



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                                                                                                                 Please mark
                                                                                                                 your votes as
                                                                                                                 indicated in   /X/
                                                                                                                 this example

                                      FOR all             WITHHOLD           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                                      nominees      AUTHORITY to vote for    FOR THE APPROVAL OF PROPOSALS 2, 3 AND 4.
                                    listed below  all nominees listed below                                   FOR  AGAINST  ABSTAIN
PROPOSAL 1 - Election of Directors       / /                / /              PROPOSAL 2 - To ratify the
                                                                             appointment of Arthur Andersen   / /     / /     / /
To withhold authority to vote for any individual nominee, strike a line      LLP as the Company's independent
through the nominee's name in the list below:                                accountants for the year ending
                                                                             December 31, 1998.
PETER D. BEHRENDT   MICHAEL R. HALLMAN  JOHN V. HARKER  NOBUO MII
                                                                             PROPOSAL 3 - To approve the      / /     / /     / /
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF             In Focus Systems, Inc. 1998
THE NOMINEES NAMED ABOVE.                                                    Stock Incentive Plan.

                                                                             PROPOSAL 4 - To approve an       / /     / /     / /
                                                                             amendment to Article III of
                                                                             the In Focus Systems, Inc.
                                                                             1990 Restated Articles of
                                                                             Incorporation to increase the
                                                                             number of authorized shares
                                                                             of Common Stock from 30 million
                                                                             to 50 million shares.

                                                                             5. Upon such other matters as may properly come
                                                                             before, or incident to the conduct of the Annual
                                                                             Meeting, the Proxy holders shall vote in such
                                                                             manner as they determine to be in the best
                                                                             interests of the Company.  Management is not
                                                                             presently aware of any such matters to be
                                                                             presented for action at the meeting.
                                                                                                                    I do  I do not
                                                                                       plan to attend the meeting    / /   / /
                                                                                       (Please check)

                                                                                 Signature(s)______________________________________
                                                                                 Dated_______________________________________, 1998
                                                                                 NOTE:  Please sign as name appears hereon.  Joint
                                                                                 owners should each sign. When signing as attorney,
                                                                                 executor, administrator, trustee or guardian,
                                                                                 please give full title as such.

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 27700B S.W. Parkway Avenue, Wilsonville, Oregon 97070,
prior to the Annual Meeting.  The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY.  IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS
PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 and 4.

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